Exhibit 10.6

CONSULTING AGREEMENT

This  Agreement  is  made  this  1st day  of  August, 2012,  by  and  between  Privileged World Travel Club, Inc.  (the "Company"),  a  corporation  organized  and  existing  under  the  laws  of  the  Delaware, and  David SaoMarcos  ("Consultant  DSM"),   an  Independent  Financial  Adviser  with  Financial  Advisers  of America (FAA), located in San Diego, California.

WHEREAS,  the  Consultant,  as  an  independent  financial  advisor,  is  permitted to  perform limited consulting services for companies, subject to the terms of Consultant's employment relationship with FAA and the applicable policies and procedures of FAA;

WHEREAS, the Company desires that the Consultant provide advice and assistance to the

Company in his or her area of expertise;

WHEREAS, the Consultant has previously provided consulting services to Privileged, Inc., a Nevada corporation (“Privileged Nevada”), which is a related business with the Company; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1. Consulting Services

(a)  Subject  to  the  terms  and  conditions  of  this  Agreement,  the  Company  hereby retains  David SaoMarcos as a consultant and technical advisor to perform the consulting services specifically to reviewing, brainstorming on travel packages and website content as well as design and introductions to other parties in the financial industry (hereafter  referred to as the "Services"),  may be amended  in writing  from  time  to  time,  and  Consultant  agrees,  subject  to  the  terms  and  conditions  of  this Agreement, render such Services during the term of this Agreement.  Such services shall be limited to the area of expertise described above or as amended in writing from time to time.  Consultant shall render services hereunder at such times and places as shall be mutually agreed by Company and Consultant.  Consultant's commitment  hereunder shall not exceed 2-4 days per month.

2.  Compensation and reimbursement.

In consideration of the services previously provided to Privileged Nevada, and in consideration of the services to be provided by Consultant to the Company hereunder, the Company shall issue 125,000 shares of Privileged Travel company stock, in lieu of any cash compensation. In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall submit to the President of the Company, or his or her designee, an invoice describing services rendered and expenses incurred under this agreement. Company shall provide any documentation requirements and any travel policy restrictions to consultant in writing in advance, or be foreclosed from relying on such requirements and restrictions to deny reimbursement. The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice. Company will accommodate  Consultant's request  to  arrange, at  Company's  expense,  for  all  of  Consultant's   travel  and accommodations  to connection with such meetings if they occur outside the San Diego metropolitan area.

3.  Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship.  The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant's responsibility.  In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

4.  Indemnification

Notwithstanding  any other term of this Agreement, Company  shall indemnify, defend and hold harmless Consultant,  and FAA, its corporate affiliates,  current or future directors, trustees, officers, faculty, employees,  students and agents and their respective successors, heirs and assigns (the "Indemnities"),  against any claim, liability, cost, damage, deficiency,  loss, expense or obligation  of any kind or nature (including  without limitation  reasonable attorneys'  fees and other costs and expenses  of litigation) incurred  by or imposed  upon the Indemnities  or any one of them in connection  with any claims,   suits, actions, demands or judgments  arising out of this Agreement  (including,  but not limited to, actions  in the form of tort, warranty, or strict  liability).

5.  Term

(a)  This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by agreement of the parties and the assent of DSM.

(b)  This Agreement  may be terminated  by either party, with or without cause,  upon thirty (30) days prior written notice to the other; provided that if Consultant  terminates  this Agreement, Consultant  shall, in accordance  with the terms and conditions  hereof, nevertheless  wind up in an orderly fashion assignments  for the Company  which Consultant  began prior to the date of notice of termination  hereunder.

6.  Other Agreements

(a)  Any notice or other communication   by one party to the other hereunder shall  be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile, addressed as follows:

If to Consultant:

David SaoMarcos

9320 Carmel Mtn. Road, Ste. I

San Diego, CA 92129

If to the Company:

Gregory Lykiardopoulos

105 Barbaree Way

Tiburon, CA 94920

(g)  The parties acknowledge that the Services are personal in nature and that from Consultant's perspective the specific identity of the Company, including its leadership, corporate culture, and reputation, is material to Consultant's choice to enter into this Agreement.

Therefore the parties expressly agree that no party may assign this Agreement without the written consent of the other.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

Signed:   /s/ David SaoMarcos

David SaoMarcos

Company:

Privileged World Travel Club, Inc.

By: /s/ Gregory E. Lykiardopoulos

Name: Gregory E Lykiardopoulos

Title: Chairman, CEO, CFO